Exhibit 5

        DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN
                   COUNSELLORS AT LAW
         525 NORTH WOODWARD AVENUE, SUITE 2000
                                                             DETROIT, MICHIGAN
             BLOOMFIELD HILLS, MICHIGAN 48304-2970           LANSING, MICHIGAN
                                                        GRAND RAPIDS, MICHIGAN
                TELEPHONE (810) 646-4300                      WASHINGTON, D.C.
                                                             CHICAGO, ILLINOIS
                  FACSIMILE (810) 433-7274

            http://www.dickinson-wright.com


                                 May 2, 1997






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.,   20549

               Re:    Republic Bancorp Inc.
                      Form S-8 Registration Statement
                      1997 Stock Option Plan

Ladies and Gentlemen

               We are acting as counsel for Republic Bancorp Inc., a Michigan corporation (the "Company"), in connection with its registration of 750,000 shares of its Common Stock, $5.00 par value, which have been reserved for issuance by the Company under its 1997 Stock Option Plan ("Stock"). The Stock is described in a Registration Statement on Form S-8 ("Registration Statement"), which has been filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

               Based upon our examination of such corporate records and other documents and certificates as we deemed it necessary to examine, it is our opinion that the Stock has been duly and validly authorized, and when issued, delivered and paid for, will be legally issued, fully paid and nonassessable.

               We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                         Very truly yours,


                                         /s/ Dickinson, Wright, Moon,
                                         Van Dusen & Freeman